Exhibit 10.1

RESIGNATION

To:   The Board of Directors of China Biotech Holdings Limited (“Company”)
And
CHANG Ting Ting (Tina)

I, SIN Edward, hereby tender my resignation as the Chief Financial Officer of the Company, with immediate effect. I am resigning because I do not believe with the other business commitments that I have made, I have sufficient time to perform my duties as the Company’s
Chief Financial Officer.  This resignation is not the result of any disagreements with the Company.

DATED as of the 3rd day of May, 2018.

/s/ SIN Edward
SIN Edward